UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 17, 2019

OncoCyte Corporation

(Exact name of registrant as specified in its charter)

California	1-37648	27-1041563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

(Address of principal executive offices)

(510) 775-0515

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	OCX	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “may,” “will,” “believes,” “plans,” “intends,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in OncoCyte Corporation’s most recent Form 10-K and Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) under the heading “Risk Factors” and other filings that OncoCyte may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, OncoCyte disclaims any intent or obligation to update these forward-looking statements.

References to “OncoCyte,” “we” or “us” are references to OncoCyte Corporation.

Item 1.01 Entry into a Material Definitive Agreement.

On October 17, 2019 OncoCyte entered into a First Amendment to Loan and Security Agreement (the “Amended Loan Agreement”) with Silicon Valley Bank (the “Bank”) pursuant to which Oncocyte obtained a new $3 million secured credit facility (“Tranche 1”), a portion of which was used to repay the remaining balance of approximately $400,000 on outstanding loans from the Bank, plus a final payment of $116,000, under the February 21, 2017 Loan Agreement with the Bank. The credit line under the Amended Loan Agreement may be increased by an additional $2 million (“Tranche 2”) if OncoCyte obtains at least $20 million of additional equity capital, as was the case with the original Loan Agreement, and a positive final coverage determination is received from the Centers for Medicate and Medicaid Services for the Razor lung cancer test at a specified minimum price point per test (the “Tranche 2 Milestone”), and OncoCyte is not in default under the Amended Loan Agreement.

Payments of interest only on the principal balance will be due monthly from the draw date through March 31, 2020 followed by 24 monthly payments of principal and interest, provided, however, that if the Tranche 2 Milestone is achieved the interest only payment period will be extended through September 30, 2020 followed by 18 equal monthly payments of principal plus interest. The outstanding principal balance of the loan will bear interest at a stated floating annual interest equal to (a) the greater of 0.75% above the prime rate or 4.25% for Tranche 1 loans, or (b) the greater of the prime rate or 5% per annum for Tranche 2 loans.

The principal amount of all loans plus accrued interest will be due and payable to the Bank at maturity on March 31, 2022. At maturity, OncoCyte will also pay the Bank an additional final payment fee of $200,000. Any amounts borrowed and repaid may not be reborrowed.

OncoCyte may prepay in full the outstanding principal balance at any time, subject to a prepayment fee equal to 3.0% of the outstanding principal balance if prepaid within one year after October 17, 2019, 2.0% of the outstanding principal balance if prepaid more than one year but less than two years after October 17, 2019, or 1.0% of the outstanding principal balance if prepaid two years or more after October 17, 2019.

The outstanding principal amount of the loan, with interest accrued, the final payment fee, and the prepayment fee may become due and payable prior to the applicable maturity date if an “Event of Default” as defined in the Amended Loan Agreement occurs and is not cured within any applicable cure period. An Event of Default includes, among other events, failure to pay interest and principal when due, material adverse changes, which include a material adverse change in OncoCyte’s business, operations, or condition (financial or otherwise), failure to provide the bank with timely financial statements and filings with the Securities and Exchange Commission, as required, legal judgments or pending or threatened legal actions of $50,000 or more, insolvency, and delisting from the NYSE American. OncoCyte’s obligations under the Amended Loan Agreement are collateralized by substantially all of its assets other than intellectual property such as patents and trade secrets that OncoCyte owns.

2

On October 17, 2019 in conjunction with Tranche 1 becoming available under the Amended Loan Agreement, OncoCyte issued a common stock purchase warrant to the Bank (the “Bank Warrant”) entitling the Bank to purchase 98,574 shares of OncoCyte common stock at the initial Warrant Price of $1.69 per share through October 17, 2029. The number of shares of common stock issuable upon the exercise of the Bank Warrant will increase on the date of each draw, if any, on Tranche 2. The number of additional shares of common stock issuable upon the exercise of the Bank Warrant will be equal to 0.02% of OncoCyte’s fully diluted equity outstanding for each $1 million draw under Tranche 2. The Warrant Price for Tranche 2 warrant shares will be determined upon each draw of Tranche 2 funds and will be closing price of OncoCyte common stock on the NYSE American or other applicable market on the date immediately before the applicable date on which OncoCyte borrows funds under Tranche 2. The Bank may elect to exercise the Bank Warrant on a “cashless exercise” basis and receive a number of shares determined by multiplying the number of shares for which the Bank Warrant is being exercised by (A) the excess of the fair market value of the common stock over the applicable Warrant Price, divided by (B) the fair market value of the common stock. The fair market value of the common stock will be last closing or sale price on a national securities exchange, interdealer quotation system, or over-the-counter market.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 regarding the Amended Loan Agreement is incorporated into this Item 2.03 by reference.

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

10.1	First Amendment to Loan and Security Agreement, dated October 17, 2019, between OncoCyte Corporation and Silicon Valley Bank†*

10.2	Warrant to Purchase Common Stock, dated October 17, 2019, between OncoCyte Corporation and Silicon Valley Bank*

† Portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the registrant if publicly disclosed

*Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOCYTE CORPORATION

Date: October 21, 2019	By:	/s/ Mitchell Levine
Mitchell Levine
Chief Financial Officer

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